SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported) November 26, 2001



                                travelbyus, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                Texas                   0-10124              75-2631373
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    (State or other jurisdiction      (Commission         (I.R.S. Employer
          of incorporation)           File Number)       Identification No.)



3237 King George Hwy, Suite 204   White Rock, British Columbia   Canada V4P 1B7
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            (Address of principal executive offices)               (Zip Code)



       Registrant's Telephone Number, Including Area Code: (604) 541-2400



          (Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure

         travelbyus, Inc. (the "Company") announced that it has successfully completed a financial restructuring pursuant to which it converted approximately $30,000,000 of debt and other obligations into shares of newly created Series D Convertible Preferred Stock. The Series D Preferred Stock provides the holders with favorable voting rights and the right to convert the Series D Preferred Stock into common stock based upon a conversion price of $.50 per share of common stock. In addition to the conversion of debt to equity, the Company has reached terms with certain debtholders providing for the restructuring or extension of other debt obligations, and is continuing negotiations with other debtholders.





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            travelbyus, Inc.


                                            By:   /s/ William Kerby
                                                 ------------------
                                                      William Kerby
                                                      Chief Executive Officer
Date:        November 26, 2001